UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(0) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 3, 2024

LeMaitre Vascular, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33092	04-2825458
(Commission File Number)	(IRS Employer Identification No.)

63 Second Avenue	01803
Burlington, Massachusetts	(Zip Code)
(Address of Principal Executive Offices)

(781) 221-2266
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Exchange Act:

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	LMAT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. D

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)         The disclosure in Item 5.07 regarding the resignation of Mr. Jasinski as a director of LeMaitre Vascular, Inc. (the “Company”), contingent upon acceptance by the Board of Directors, and the subsequent rejection by the Board of Directors of this resignation is incorporated herein by reference.

(e)         As described in Item 5.07 below, on June 3, 2024, the shareholders of the Company approved an amendment and restatement of the LeMaitre Vascular, Inc. Fourth Amended and Restated 2006 Stock Option and Incentive Plan (the “Amended Plan”), which authorizes 1,000,000 new shares for issuance under the Amended Plan and makes certain other changes, including limiting when shares covered by awards are restored to the status of being available for grant, providing limits on the vesting of awards, and extending the term of the Amended Plan until June 3, 2034. A description of the material terms and conditions of the Amended Plan is provided in Proposal 3 of the Company’s definitive proxy statement for the 2024 annual meeting of shareholders, which was filed with the Securities and Exchange Commission on April 16, 2024, and is incorporated herein by reference.

The foregoing description of the Amended Plan is qualified in its entirety by reference to a full and complete copy of the Amended Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)         On June 3, 2024, the Company held its 2024 Annual Meeting of Stockholders (the "Annual Meeting"). A total of 22,445,999 shares of the Company's common stock were entitled to vote as of April 5, 2024, the record date for the Annual Meeting, of which 20,754,390.159778 shares were present in person or represented by proxy at the Annual Meeting.

(b)         Matters voted upon by the stockholders at the Annual Meeting were: (i) the election of three Class III directors nominated by the Board of Directors for three-year terms; (ii) an advisory vote on the compensation of the Company's named executive officers; (iii) approval of the Fourth Amended and Restated 2006 Stock Option and Incentive Plan; and (iv) the ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for 2024.

Set forth below is information concerning each matter submitted to a vote at the Annual Meeting.

Proposal No.1 – Election of Directors

By a majority of votes cast, the stockholders elected the following three nominees as Class III directors for a term of three years expiring upon the 2027 Annual Meeting of Stockholders or until their successor has been duly elected and qualified. John J. O’Connor received a vote of 18,829,637.159778 shares for, 915,672 shares withheld and 1,009,081 broker non-votes. Joseph P. Pellegrino, Jr. received a vote of 16,654,880.159778 shares for, 2,933,313 shares withheld and 1,166,197 broker non-votes. Lawrence J. Jasinski received a vote of 8,277,096.159778 shares for, 11,308,332 shares withheld and 1,168,962 broker non-votes.

Having received fewer votes “for” his election than votes “against” his election, on June 3, 2024, Mr. Jasinski tendered his resignation, subject to Board approval, in accordance with the Company’s Corporate Governance Guidelines. The Board met on June 3, 2024, and rejected Mr. Jasinski’s resignation after considering the recommendation of the Nominating and Corporate Governance Committee and the contributions of Mr. Jasinski to the Board of Directors and the Company.

Proposal No. 2 – Advisory Vote on Executive Compensation

By a majority of votes cast, the stockholders approved, on an advisory basis, the Company's executive compensation by a vote of 19,118,371.159778 shares for and 624,991 shares against, 10,798 shares abstaining, and 1,000,230 broker non-votes.

Proposal No.3 – Approval of the Fourth Amended and Restated 2006 Stock Option and Incentive Plan

By a majority of votes cast, the stockholders approved the Fourth Amended and Restated 2006 Stock Option and Incentive Plan with a vote of 19,332,353.159778 shares for and 411,532 shares against, 10,275 shares abstaining, and 1,000,230 broker non-votes.

Proposal No.4 – Ratification of the Selection of Independent Registered Public Accounting Firm

By a majority of votes cast, the stockholders ratified the selection of Grant Thornton L LP as the Company's independent registered public accounting firm for the year ending December 31, 2024, with a vote of 20,642,552.159778 shares for, 93,844 shares against, and 17,994 shares abstaining.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
Exhibit Number	Description
10.1	LeMaitre Vascular, Inc. Fourth Amended and Restated 2006 Stock Option and Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEMAITRE VASCULAR, INC.
Dated: June 3, 2024	By:	/s/ Joseph P. Pellegrino, Jr.
		Nme:	Joseph P. Pellegrino, Jr.
		Title:	Chief Financial Officer and Secretary